Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-250184 on Form S-1 of our report dated October 7, 2020, relating to the financial statements of Affirm Holdings, Inc.. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, CA

January 4, 2021